UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2016

RICE ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36273	47-3785773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Rice Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (724) 271-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On October 19, 2016, Rice Energy Inc., a Delaware corporation (the “Company”), completed the previously announced acquisition of Vantage Energy, LLC, a Delaware limited liability company (“Vantage I”) and Vantage Energy II, LLC, a Delaware limited liability company (“Vantage II” and, together with Vantage I, “Vantage Energy”) from certain affiliates of Quantum Energy Partners, Riverstone Holdings LLC and Lime Rock Partners (such affiliates, the “Vantage Sellers”), pursuant to that certain Purchase and Sale Agreement (the “Vantage Purchase Agreement”) by and among the Company, Vantage Energy Investment LLC, Vantage Energy Investment II LLC, Vantage I and Vantage II (the “Vantage Closing”).

On October 19, 2016, the Company completed the previously announced sale of the acquired Vantage Energy midstream assets to Rice Midstream Partners LP, a Delaware limited partnership (the “Partnership”), through the sale of all of the outstanding membership interests of Vantage Energy II Access, LLC, a Delaware limited liability company, and Vista Gathering, LLC, a Delaware limited liability company, which became subsidiaries of the Company following the Vantage Closing, pursuant to that certain Purchase and Sale Agreement by and between the Company and the Partnership (the “Midstream Closing”).

Item 1.01 Entry into a Material Definitive Agreement

Amended and Restated LLC Agreement

On October 19, 2016, the Company entered into the third amended and restated limited liability company agreement (the “A&R LLC Agreement”) of Rice Energy Operating LLC, a Delaware limited liability company (formerly known as Rice Energy Appalachia, LLC) (“REO”). Under the A&R LLC Agreement, the Company is a member and the sole manager of REO. As the sole manager, the Company controls all of the day-to-day business affairs and decision making of REO without the approval of any other member, unless otherwise stated in the A&R LLC Agreement. As such, the Company, through its officers and directors, is responsible for all operational and administrative decisions of REO and the day-to-day management of REO’s business. Pursuant to the terms of the A&R LLC Agreement, the Company cannot, under any circumstances, be removed or replaced as the sole manager of REO, except by its own election so long as it remains a member of REO. The material terms of the A&R LLC Agreement are described below. The foregoing description is qualified in its entirety by reference to the full text of the A&R LLC Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Compensation. The Company is not entitled to compensation for its services as sole manager. The Company is entitled to reimbursement by REO for any reasonable out-of-pocket expenses incurred on behalf of REO, including all fees, expenses and costs of being a public company (including public reporting obligations, proxy statements, stockholder meetings, stock exchange fees, transfer agent fees, Securities and Exchange Commission and the Financial Industry Regulatory Authority filing fees and offering expenses) and maintaining its corporate existence.

Recapitalization. The A&R LLC Agreement provides for (a) the conversion of all outstanding membership interests in REO into newly issued common units in REO (the “Common Units”), (b) the issuance of Common Units to each of the Vantage Sellers as partial consideration for the Vantage Acquisition and (c) the admission of the Vantage Sellers as members of REO. Each Common Unit entitles the holder to a pro rata share of the net profits and losses and distributions of REO.

Distributions. The A&R LLC Agreement allows for distributions to be made by REO to its members on a pro rata basis out of “distributable cash” (as defined in the A&R LLC Agreement). The Company expects to cause REO to make distributions out of cash periodically to the extent permitted by the debt agreements of REO as necessary to make dividend payments, if any, to holders of common stock of the Company. In addition, the A&R LLC Agreement generally requires REO to make pro rata distributions to its members, including the Company, in an amount at least sufficient to allow each member to pay any tax it incurs as a result of income allocated to such member by REO.

Redemption Right. The A&R LLC Agreement provides each member of REO, other than the Company, a redemption right to the Vantage Sellers which entitles them to cause REO to redeem, from time to time, all or a portion of its Common Units. Each Common Unit will be redeemed for, at REO’s option, a newly-issued share of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”) or a cash payment equal to the volume-weighted average closing price of one share of Common Stock for the five trading days prior to and including the last full trading day immediately prior to the date that the member delivers a notice of redemption (subject to customary adjustments, including for stock splits, stock dividends and reclassifications). In the event of a “reclassification event” (as defined in the A&R LLC Agreement), the manager is required to ensure that each Common Unit is redeemable for the same amount and type of property, securities or cash that one share of Common Stock becomes exchangeable for or converted into as a result of such “reclassification event.” Upon the exercise of the redemption right, the redeeming member will surrender its Common Units to REO such Common Units and 1/1000th of a share of Class A Preferred Stock, par value $0.01 per share (the “Preferred Stock”) in respect of each redeemed unit, in each case free and clear of all liens and encumbrances, to REO for cancellation. The A&R LLC Agreement requires that the Company contribute cash or share of its Common Stock to REO in exchange for a number of REO Common Units in REO equal to the number of REO Common Units to be redeemed from the member. REO will then distribute such cash or shares of the Company’s Common Stock to such Vantage Seller to complete the redemption. Upon the exercise of the redemption right, the Company may, at its option, effect a direct exchange of the Common Units (and the corresponding shares of Preferred Stock (or fractions thereof) from the redemption member.

Change of Control. In connection with the occurrence of a “manager change of control” (as defined below, the Company has the right to require each member of REO (other than the Company) to cause REO to redeem some or all of such member’s Common Units and 1/1000th of a share of Preferred Stock in respect of each such Common Unit, in each case, effective immediately prior to the consummation of the manager change of control. From and after the date of such redemption, the Common Units and shares of Preferred Stock (or fractions thereof) subject to redemption shall be deemed to be transferred to the Company and each such member shall cease to have any rights with respect to the Common Units and shares of Preferred Stock (or fractions thereof) subject to such redemption (other than the right to receive shares of Common Stock pursuant to such redemption). A “manager change of control” will be deemed to have occurred if or upon: (1) the consummation of a sale, lease or transfer of all or substantially all of the Company’s assets (determined on a consolidated basis) to any person or “group” (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that has been approved by the Company’s stockholders and board of directors (ii) a merger or consolidation of the Company with any other person (other than a transaction in which the Company’s voting securities outstanding immediately prior to the transaction continue to represent at least 50.01% of the Company’s or the surviving entity’s total voting securities following the transaction) that has been approved by our stockholders and the board of directors or (iii) subject to certain exceptions, the acquisition by any person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership of at least 50.01% of the Company’s voting securities, if recommended or approved by the board of directors or determined by the board of directors to be in the best interests of the Company and its stockholders.

Maintenance of One-to-One Ratios. The A&R LLC Agreement includes provisions intended to ensure that the Company at all times maintains (a) a one-to-one ratio between the number of outstanding shares of Common Stock and the number of Common Units owned by the Company (subject to certain exemptions for certain rights to purchase Company equity securities under a “poison pill” or similar shareholder rights plan, if any, certain convertible or exchangeable securities issued under the Company’s equity compensation plans and certain equity securities issued pursuant to the Company’s equity compensation plans and stock option (other than a stock option plan) that are restricted or have not vested thereunder) and (b) a 1,000-to-one ratio between the number of outstanding shares of Preferred Stock owned by each Vantage Seller to the number of Common Units owned by such Vantage Seller. The Preferred Stock is intended to result in the Vantage Sellers having a voting interest in the Company that is identical to the Vantage Sellers’ economic interest in REO.

Transfer Restrictions. The A&R LLC Agreement generally does not permit transfers of the Common Units by members, subject to limited exceptions. Any transferee of the Common Units must assume, by operation of law or written agreement, all of the obligations of a transferring member with respect to the transferred units, even if the transferee is not admitted as a member of REO.

Dissolution. The A&R LLC Agreement provides that the consent of the Company, as manager, will be required to voluntarily dissolve REO. In addition to a voluntary dissolution, REO will be dissolved upon the entry of a decree of judicial dissolution or other circumstances in accordance with Delaware law. Upon a dissolution event, the proceeds of a liquidation will be distributed in the following order: (1) first, to pay the expenses of winding up REO, (2) second, to pay debts and liabilities owned to creditors of REO and (3) third, to the members pro-rata in accordance with their respective percentage ownership interests in REO (as determined based on the number of REO Common Units held by a member relative to the aggregate number of all outstanding REO Common Units).

Confidentiality. Each member agrees to maintain the confidentiality of REO’s confidential information. This obligation excludes information independently obtained or developed by the members, information that is in the public domain or otherwise disclosed to a member, in either such case not in violation of a confidentiality obligation or disclosures required by law or judicial process or approved by the Company’s chief executive officer.

Indemnification and Exculpation. The A&R LLC Agreement provides for indemnification of the manager, members and officers of REO and their respective subsidiaries or affiliates and provides that, except as otherwise provided therein, the Company, as managing member of REO, has the same fiduciary duties to REO and its members as are owed to a corporation organized under Delaware law and its stockholders by its directors.

Investor Rights Agreement

In connection with the Vantage Closing, on October 19, 2016, the Company entered into an investor rights agreement (the “Investor Rights Agreement”) with REO and the Vantage Sellers, pursuant to which the Vantage Sellers will be entitled to certain registration rights relating to the Company’s Common Stock issuable upon redemption or exchange of REO Common Units. The Company previously announced that the Company would increase the size of the Company’s board of directors by one member and grant the Vantage Sellers the right to nominate one director pursuant to the Vantage Purchase Agreement and the Investor Rights Agreement; however, the Vantage Sellers waived this right in connection with the Vantage Closing. Therefore, the Vantage Sellers do not have any contractual right to nominate directors to the Company’s board of directors.

A copy of the Investor Rights Agreement is filed with this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference and the foregoing description of the Investor Rights Agreement is qualified in its entirety by reference thereto.

Supplemental Indentures

On October 19, 2016, the Company entered into the First Supplemental Indenture (the “First Supplemental Indenture”), by and among the Company, REO, the other Guarantors party thereto and Wells Fargo Bank, National Association, as trustee, to the indenture dated as of March 26, 2015, relating to the 7.25% Senior Notes due 2023 of the Company (the “2023 Indenture”).

On October 19, 2016, the Company entered into the Second Supplemental Indenture (the “Second Supplemental Indenture” and, together with the First Supplemental Indenture, the “Supplemental Indentures”), by and among the Company, REO, the other Guarantors party thereto and Wells Fargo Bank, National Association, as trustee, to the indenture dated as of April 25, 2014, relating to the 6.25% Senior Notes due 2022 of the Company, as supplemented by the First Supplemental Indenture, dated as of November 10, 2014 (the “2022 Indenture” and, together with the 2023 Indenture, the “Indentures”).

The Supplemental Indentures provide for, among other things, the addition of REO as a co-obligor under each Indenture. The Company and REO also entered into a Debt Assumption Agreement, dated as of October 19, 2016, pursuant to which REO agreed to being the primary obligator for purposes of any payments under the Indentures. Copies of the Supplemental Indentures are filed with this Current Report on Form 8-K as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference and the foregoing description of the Supplemental Indentures is qualified in its entirety by reference thereto.

Credit Agreement Amendment

On October 19, 2016, REO, as borrower, and the Company, as predecessor borrower, entered into that certain Fourth Amended and Restated Credit Agreement, dated as of October 19, 2016, among the Company, REO, Wells Fargo Bank, N.A. as administrative agent and each of the lenders party thereto (the “A&R Credit Agreement”), which became effective concurrently with the closing of the Vantage Acquisition.

Among other things, in connection with the A&R Credit Agreement, the Company assigned all of its rights and obligations under the credit facility to REO, and REO assumed all such rights and obligations as borrower under the A&R Credit Agreement. Furthermore, the A&R Credit Agreement (i) extended the maturity date of the credit facility from January 29, 2019 to October 19, 2021, (ii) increased the borrowing base from $875,000,000 to $1,000,000,000 without giving effect to the oil and gas properties acquired pursuant to the Vantage Acquisition, (iii) added the Company as a guarantor, (iv) increased the minimum required mortgage percentage (as it applies to proved reserves) to be 85% of proved reserves, (v) amended the restricted payments covenant to permit certain distributions by REO to its members, (vi) replaced the interest coverage ratio with a consolidated total leverage ratio or consolidated net leverage ratio, as applicable, to commence with the last day of the fiscal quarter ended December 31, 2016 and (vii) adjusted the interest rate payable on amounts borrowed thereunder.

The foregoing description of the A&R Credit Agreement is a summary only and is qualified in its entirety by reference to the A&R Credit Agreement, a copy of which is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

The disclosure set forth under “Introductory Note” above is incorporated in this Item 2.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation (DFO) or an Obligation under an Off-Balance Sheet Arrangement

The disclosure set forth under Item 1.01 above is incorporated in this Item 2.03 by reference.

Item 3.03 Material Modification to Rights of Security Holders

The disclosure set forth under Item 1.01 above is incorporated in this Item 3.03 by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Certificate of Designation

On October 19, 2016, the Company filed with the Secretary of State of the State of Delaware the Certificate of Designation (the “Certificate of Designation”) of Class A Preferred Stock of Rice Energy Inc. (“Preferred Stock”), which sets forth the terms, rights, obligations and preferences of the Preferred Stock which was issued to the Vantage Sellers at the Vantage Closing.

The Preferred Stock is a newly issued class of preferred stock, with a par value of $0.01 per share. Upon the Vantage Closing, the Vantage Sellers will be the only owners of Preferred Stock, and may not transfer the Preferred Stock or any rights, powers, privileges or preferences thereunder except to an affiliate (as defined in the A&R LLC Agreement). Each 1/1000th of a share of Preferred Stock entitles the holder to one vote on all matters submitted to a vote of the holders of Common Stock. The holders of Preferred Stock are not entitled to any dividends but will be entitled to receive, after payment or provision for debts and liabilities prior to any distribution in respect of the Company’s Common Stock or any other junior securities, liquidating distributions in an amount equal to $0.01 per share of Preferred Stock in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs.

The Preferred Stock is not convertible into any other security of the Company. The foregoing description is qualified in its entirety by reference to the full text of the Certificate of Designation, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated in this Item 5.03 by reference.

Item 8.01 Other Events

On October 19, 2016, Rice issued a press release announcing the Closing of the Vantage closing and the Midstream closing. A copy of the press releases is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT	DESCRIPTION

3.1	Certificate of Designation of Class A Preferred Stock of Rice Energy Inc.

4.1	Investor Rights Agreement, dated as of October 19, 2016, by and among Rice Energy Inc., Rice Energy Operating LLC and the Investors party thereto.

10.1	Third Amended and Restated Limited Liability Company Agreement of Rice Energy Operating LLC, dated as of October 19, 2016.

10.2	First Supplemental Indenture, dated as of October 19, 2016, by and among Rice Energy Inc., Rice Energy Operating LLC, the other Guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

10.3	Second Supplemental Indenture, dated as of October 19, 2016, by and among Rice Energy Inc., Rice Energy Operating LLC, the other Guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

10.4	Fourth Amended and Restated Credit Agreement, dated as of October 19, 2016, by and among Rice Energy Inc., Rice Energy Operating LLC, Wells Fargo Bank, N.A. as administrative agent and each of the Lenders party thereto.

99.1	Press Release dated October 19, 2016 relating to the Vantage Closing and the Midstream Closing

THE INFORMATION FURNISHED UNDER ITEM 8.01 OF THIS CURRENT REPORT, INCLUDING EXHIBIT 99.1 ATTACHED HERETO, SHALL NOT BE DEEMED “FILED” FOR THE PURPOSES OF SECTION 18 OF THE SECURITIES AND EXCHANGE ACT OF 1934, NOR SHALL IT BE DEEMED INCORPORATED BY REFERENCE INTO ANY REGISTRATION STATEMENT OR OTHER FILING PURSUANT TO THE SECURITIES ACT OF 1933, EXCEPT AS OTHERWISE EXPRESSLY STATED IN SUCH FILING.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICE ENERGY INC.

By:	/s/ Daniel J. Rice IV
Daniel J. Rice IV
Director, Chief Executive Officer

Dated: October 25, 2016

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

3.1	Certificate of Designation of Class A Preferred Stock of Rice Energy Inc.

4.1	Investor Rights Agreement, dated as of October 19, 2016, by and among Rice Energy Inc., Rice Energy Operating LLC and the Investors party thereto.

10.1	Third Amended and Restated Limited Liability Company Agreement of Rice Energy Operating LLC, dated as of October 19, 2016.

10.2	First Supplemental Indenture, dated as of October 19, 2016, by and among Rice Energy Inc., Rice Energy Operating LLC, the other Guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

10.3	Second Supplemental Indenture, dated as of October 19, 2016, by and among Rice Energy Inc., Rice Energy Operating LLC, the other Guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

10.4	Fourth Amended and Restated Credit Agreement, dated as of October 19, 2016, by and among Rice Energy Inc., Rice Energy Operating LLC, Wells Fargo Bank, N.A. as administrative agent and each of the Lenders party thereto.

99.1	Press Release dated October 19, 2016 relating to the Vantage Closing and the Midstream Closing

THE INFORMATION FURNISHED UNDER ITEM 8.01 OF THIS CURRENT REPORT, INCLUDING EXHIBIT 99.1 ATTACHED HERETO, SHALL NOT BE DEEMED “FILED” FOR THE PURPOSES OF SECTION 18 OF THE SECURITIES AND EXCHANGE ACT OF 1934, NOR SHALL IT BE DEEMED INCORPORATED BY REFERENCE INTO ANY REGISTRATION STATEMENT OR OTHER FILING PURSUANT TO THE SECURITIES